                            Form 8-A
                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                 AZTEC TECHNOLOGY PARTNERS, INC
                 ------------------------------
       (Exact name of registrant as specified in its charter)

         Delaware                                      04-3408450
         --------                                      -----------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

       52 Roland Street, Boston, Massachusetts            02129
--------------------------------------------------------------------------------
(Address or principal executive offices)                        (Zip Code)


If this form relates to the registration of a class of securities and is effective upon filing pursuant to General Instruction A.(c), please check the following box. / /

If this form relates to the registration of a class of securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(d), please check the following box. /X/

Securities Act registration statement file number(s) to which this form relates: 333-46533 (filed February 19, 1998) and 333-47501 (filed March 6, 1998)

Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class              Name of each exchange on which
        to be so registered              Each class is to be registered
        -------------------              ------------------------------

--------------------------------        --------------------------------------

--------------------------------        --------------------------------------

--------------------------------        --------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                       Common Stock, $.001 par value per share
                       ----------------------------------------
                                    (Title of Class)


Item 1 Description of Registrant's Securities to be Registered.
       --------------------------------------------------------

             The Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 19, 1998, as amended by Amendment No. 1 to the Registration Statement filed on May 1, 1998, Amendment No. 2 to the Registration Statement filed on May 18, 1998, Amendment No. 3 to the Registration Statement filed on June 3, 1998, and Amendment No. 4 to the Registration Statement filed on June 9, 1998 (File No. 333-46533) and the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 1998, as amended by Amendment No. 1 to the Registration Statement filed on May 1, 1998, Amendment No. 2 to the Registration Statement filed on May 18, 1998, Amendment No. 3 to the Registration Statement filed on June 4, 1998, and Amendment No. 4 to the Registration Statement filed on June 9, 1998 (File No. 333-47501) (collectively referred to hereafter as the "Registration Statement") are hereby incorporated by reference herein.



Item 2 Exhibits Number                   Description
       ---------------                   ------------

              1. Specimen of security registered hereunder. Incorporated by reference to the Exhibit filed as 4.1 to the Registration Statement.

              2.                         Documents defining rights of holders
                                         of Common Stock

                                         Incorporated by reference to the
                                         Exhibits filed as Exhibit
                                         3.1-Certificate of Incorporation,
                                         Exhibit 3.2-Certificate of Amendment
                                         to Certificate of Incorporation,
                                         Exhibit 3.3-Certificate of Amendment
                                         of Certificate of Incorporation,
                                         Exhibit 3.4 Certificate of Amendment of
                                         Certificate of Incorporation,
                                         Exhibit 3.5-By-laws and Exhibit 3.6
                                         Amended By-laws to the Registration
                                         Statement.

                             SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            AZTEC TECHNOLOGY PARTNERS, INC.
                                            -------------------------------
                                                (Registrant)



Date: June 8, 1998                          By:/s/ James E. Claypoole
     ------------------------                  ---------------------------
                                            Name: James E. Claypoole
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer








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